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                                                                   EXHIBIT 99.2



FREDERICK R. BELLAMY
DIRECT LINE: 202.383.0126
Internet: fbellamy@sablaw.com


                                 April 26, 2002




Board of Directors
Life Investors Insurance Company
    of America
4333 Edgewood Road, NE
Cedar Rapids, IA  52499

                  Re:      Life Investors Variable Life Account A
                           File No. 333-93567


Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 3 to the Form S-6 registration statement for Life Investors Variable Life Account A (File No. 333-93567) filed by Life Investors Insurance Company of America with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      Very truly yours,

                                      SUTHERLAND ASBILL & BRENNAN LLP



                                      By:      /s/ Frederick R. Bellamy
                                               --------------------------
                                               Frederick R. Bellamy

FRB/bpy